Exhibit 10.2

LEASE SCHEDULE NO. 001

(Security Lease-Floating Rate)

This LEASE SCHEDULE NO. 001 (the “Lease Schedule”) dated as of June 24, 2010 (the “Acceptance Date”), between Cybex International, Inc., (together with its successors and permitted assigns, “Lessee”), and RBS ASSET FINANCE, INC. (together with its successors and assigns, “Lessor”), is executed pursuant to the Master Lease Agreement dated as of June 24, 2010 (as amended, modified and supplemented from time to time, the “Master Lease”), between Lessee and Lessor. All of the provisions of the Master Lease are incorporated herein by reference and capitalized terms used herein and not defined herein shall have the meanings set forth in the Master Lease. To the extent the provisions of the Master Lease conflict with the provisions of this Lease Schedule, the provisions of this Lease Schedule shall control.

1. EQUIPMENT; LOCATION; ACQUISITION COST. The Equipment covered by this Lease Schedule is described in the Schedule of Equipment attached hereto as Exhibit A (the “Schedule of Equipment”), which is incorporated herein by this reference. Lessee hereby certifies that, as of the Acceptance Date, Lessee has unconditionally and irrevocably accepted such Equipment for all purposes of this Lease Schedule and the related Lease and the description of the Equipment set forth in the attached Schedule of Equipment is accurate, complete and reasonably identifies the Equipment covered by this Lease Schedule for purposes of the UCC. Such Equipment shall be located at (or, if the Equipment is mobile goods, the location of the principal garage or storage site of such Equipment is at) the location specified in the attached Schedule of Equipment. The aggregate appraised value (the “Acquisition Cost”) for all of such Equipment is $4,998,783.10.

2. LEASE TERM. The Lease Term with respect to the Equipment covered by this Lease Schedule shall commence on the Acceptance Date and continue uninterrupted to the first day of the first calendar month immediately following the Acceptance Date (the “Lease Term Commencement Date”), and thereafter for a continuous period through to and including the last Payment Date (defined below) specified in Section 3(b) below (the “Base Term”), unless sooner terminated pursuant to the terms of this Lease Schedule and/or any other Lease Documents. If a Rider contemplates that the Lease Term with respect to the Equipment covered by this Lease Schedule may be extended immediately upon expiration of the Base Term (or a Renewal Term as defined below), such Lease Term shall, unless sooner terminated pursuant to the terms of this Lease Schedule and/or any other Lease Documents, include the period(s) specified in the Rider (each, a “Renewal Term”) if the Lease Term is, in fact, extended in accordance with the terms of the Rider.

3. RENTAL PAYMENTS. (a) Interim Rent. For the period from the Acceptance Date to the Lease Term Commencement Date (the “Interim Term”), Lessee shall pay as Rent (“Interim Rent”) for the Equipment covered by this Lease Schedule, an amount equal to $3,241.87 for each day during the Interim Term. Interim Rent shall be due in arrears, on the Lease Term Commencement Date.

(b) Basic Rent. Commencing on first day of the first calendar month immediately following the Lease Term Commencement Date and on the first day of each consecutive month thereafter during the Base Term (each, a “Payment Date”), Lessee shall pay to Lessor, as Rent (“Basic Rent”) for the Equipment an amount equal to the sum of the Fixed Rent plus the Variable Rent. As used herein, “Fixed Rent” for the Equipment means the applicable amount as set forth in the following schedule:

Payment Number	Payment Date	Fixed Rent Due

1-60	8/1/2010 – 7/1/2015	$83,313.05

As used herein, the term “Variable Rent” shall mean, for each Payment Date and the related Payment Period, an amount equal to the product of (a) the Lease Balance as of the immediately preceding Payment Date (or with respect to the first Payment Date, as of the Lease Term Commencement Date) multiplied by (b) the Applicable Rate for the Payment Period ending on the Payment Date the Variable Rent is due. Variable Rent shall be computed on the basis of a 360-day year and the actual number of

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days elapsed in such Payment Period and, if not paid on the applicable Payment Date, shall continue to accrue until the date of payment.

As used herein, the term “Margin” means three percent (3%) per annum if the Applicable Rate is calculated for the Payment Period based on LIBOR and three percent (3%) per annum if the Applicable Rate is calculated for the Payment Period based on the Base Rate.

4. REPRESENTATIONS AND WARRANTIES. By its execution and delivery of this Lease Schedule, Lessee hereby represents, warrants and agrees as follows: (a) All representations and warranties of Lessee contained in the Master Lease are hereby restated as of the Acceptance Date and are true and correct as of such date; (b) No event or circumstance has occurred since the date of the most recent financial statement provided by Lessee and/or Guarantor to the Lessor that has had, or would be reasonably likely to have, a Material Adverse Effect; (c) No Default or Event of Default exists as of the date hereof; and (d) Lessee has selected the Equipment and the Supplier of the Equipment and prior to the execution of this Lease Schedule, has received and approved a Supply Contract under which the Equipment will be acquired by Lessor for purposes of this Lease.

5. STIPULATED LOSS VALUE. This Stipulated Loss Value of the Equipment covered by this Lease Schedule shall be an amount equal to the percentage of the Acquisition Cost of the Equipment for the Loss Payment Date on which the Stipulated Loss Value is due (in addition to, and not in lieu of, the Basic Rent/Renewal Rent and any Other Payments also due on such Loss Payment Date), in accordance with the following table:

Loss Payment Date	Percent of Acquisition Cost	Loss Payment Date	Percent of Acquisition Cost

7/1/2010	101.000000	2/1/2013	48.333333
8/1/2010	99.316667	3/1/2013	46.666667
9/1/2010	97.633333	4/1/2013	45.000000
10/1/2010	95.950000	5/1/2013	43.333333
11/1/2010	94.266667	6/1/2013	41.666667
12/1/2010	92.583333	7/1/2013	40.000000
1/1/2011	90.900000	8/1/2013	38.333333
2/1/2011	89.216667	9/1/2013	36.666667
3/1/2011	87.533333	10/1/2013	35.000000
4/1/2011	85.850000	11/1/2013	33.333333
5/1/2011	84.166667	12/1/2013	31.666667
6/1/2011	82.483333	1/1/2014	30.000000
7/1/2011	80.400000	2/1/2014	28.333333
8/1/2011	78.725000	3/1/2014	26.666667
9/1/2011	77.050000	4/1/2014	25.000000
10/1/2011	75.375000	5/1/2014	23.333333
11/1/2011	73.700000	6/1/2014	21.666667
12/1/2011	72.025000	7/1/2014	20.000000
1/1/2012	70.350000	8/1/2014	18.333333
2/1/2012	68.675000	9/1/2014	16.666667
3/1/2012	67.000000	10/1/2014	15.000000
4/1/2012	65.325000	11/1/2014	13.333333
5/1/2012	63.650000	12/1/2014	11.666667
6/1/2012	61.975000	1/1/2015	10.000000
7/1/2012	60.000000	2/1/2015	8.333333
8/1/2012	58.333333	3/1/2015	6.666667
9/1/2012	56.666667	4/1/2015	5.000000
10/1/2012	55.000000	5/1/2015	3.333333
11/1/2012	53.333333	6/1/2015	1.666667
12/1/2012	51.666667	7/1/2015	0.000000

1/1/2013	50.000000

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6. LEASE. Unless expressly provided otherwise in a Lease Schedule denominated as “Security Lease” held by Lessor or in a Leasing Record denominated as a “Security Lease” held by Lessor, this Lease Schedule, together with all other Lease Schedules and Leasing Records denominated as a “Security Lease” and held by Lessor at the time of determination, together with the other Lease Documents to the extent, and only to the extent, relating thereto or to the Equipment covered thereby, shall collectively constitute a separate, integrated leasing agreement with respect to the Equipment and other matters covered thereby (and a “Lease” for purposes of the Lease Documents). Unless expressly provided otherwise in a Lease Schedule denominated as “Security Lease” held by the Assignee or in a Leasing Record denominated as a “Security Lease” held by the Assignee, all Lease Schedules and Leasing Records denominated as a “Security Lease” and held by each Assignee at the time of determination, together with the other Lease Documents to the extent, and only to the extent, relating thereto or to the Equipment covered thereby, shall collectively constitute a different, separate and integrated leasing agreement with respect to the Equipment and other matters covered by such Lease Schedules and Leasing Records held by the respective Assignee (and also a “Lease” for purposes of the Lease Documents).

7. INTEREST IN EQUIPMENT. In addition to, and without in any way limiting the provisions of, Section 12 of the Master Lease, Lessee hereby grants to Lessor a first priority security interest in the Equipment covered by this Lease Schedule, together with (a) all general intangibles relating thereto, (b) all documents relating thereto, (c) any cash or cash equivalent deposits made by Lessee to Lessor comprising a security deposit, (d) all accounts, chattel paper and general intangibles arising out of the sale, transfer or other disposition of any of such Equipment, (e) all of Lessee’s rights to receive the return of any premiums for, or proceeds of, any insurance, indemnity, warranty or guaranty with respect to any of such Equipment, and (f) all products and proceeds of any of the foregoing property.

8. RIDERS. Riders executed in connection with this Lease Schedule are checked below:

First Amendment Rider

Maintenance & Return Provisions Rider

9. MODIFICATIONS TO MASTER LEASE. Solely with respect to this Lease Schedule and the Lease as to which it is a part, the Master Lease is amended as follows:

(a) Title; Ownership. Notwithstanding anything to the contrary in the Master Lease or any other Lease Document, Lessor and Lessee agree that it is their mutual intention that for commercial law purposes and for purposes of income, property, sales, use, excise, privilege, franchise, value added and other taxes, Lessee shall be considered the owner of all of the Equipment covered by this Lease Schedule.

(b) No Income Tax Indemnity. Section 15 of the Master Lease shall not apply to the Lease as to which this Lease Schedule is a part.

(c) Mandatory Purchase of Equipment. Notwithstanding anything to the contrary in the Master Lease or any other Lease Document, upon the expiration of the Base Term, Lessee shall immediately pay to Lessor a purchase price for the Equipment covered by this Schedule equal to $1.00, plus all taxes and charges upon sale and all other amounts accrued and unpaid under this Lease and, upon full and indefeasible payment to Lessor of such sum, Lessor, without further action, shall be deemed to have conveyed to Lessee all of Lessor’s right, title and interest in such Equipment on an AS IS, WHERE IS basis.

(d) Property Taxes. In accordance with Sections 14(a)(1)(B) and (a)(2)(B) of the Master Lease, Lessor requests that Lessee, and Lessee agrees that it will, (1) timely file in Lessee’s own name all declarations, returns, inventories, or other documentation with respect to any personal property taxes (or any other taxes in the nature of or imposed in lieu of property taxes) due or to become due with respect to the Equipment and (2) pay on or before the date when due all such taxes assessed, billed or otherwise payable with respect to the Equipment directly to the appropriate taxing authorities and concurrently provide to Lessor evidence of such payment.

(e) Prepayment. Notwithstanding anything to the contrary in the Master Lease or any other Lease Document, this Lease Schedule may be prepaid in whole but not in part, with thirty (30) days prior notice on any Payment Due Date (such date on which the prepayment is made is referred to herein as the “Voluntary Prepayment Date”). The prepayment amount shall equal the Lease Balance as of the Voluntary Prepayment Date and will also include all late charges and Basic Rent due through and including the Voluntary Prepayment Date and will be subject to a prepayment penalty calculated as of the Voluntary Prepayment Date and expressed as a percentage of the outstanding unpaid Lease Balance on the date of such prepayment which shall be equal to one percent (1%) during the first year of the Lease Term (provided, however, there shall be no prepayment penalty if this Lease Schedule shall be refinanced by Lessor or an affiliate of Lessor) and zero percent (0%) thereafter.

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10. PAYMENT AUTHORIZATION. Lessor is hereby irrevocably authorized and directed by Lessee to pay the Acquisition Cost specified above by check, wire transfer or otherwise according to the following instructions:

Company Name	Address/Account Information	Amount

Wachovia Bank	Wachovia Bank Philadelphia, PA ABA# 053000219 Beneficiary Account #: 1459160800611 Attn: Specialized Loans VA7629 Commercial Support Services RE: Cybex International Inc 20 1902407521	$4,998,783.10

11. REMITTANCES. All amounts due under this Lease Schedule, including but not limited to Interim Rent and Basic Rent, shall be paid in lawful money of the United States of America in immediately available funds to the following account, or to such other account as designated by Lessor to Lessee in writing:

If by Mail: RBS Asset Finance P.O. Box 845682 Boston, MA 02284-5682 If by Wire Transfer:

Clearing Bank:	Charter One Bank, N.A.
One Citizens Drive
Riverside, RI 02915
ABA No.:	241070417
Account Name:	RBS Asset Finance Customer Payments
Account No.:	450000-149-1
Lessee:	Cybex International, Inc. 1003678-001

12. ACH AUTHORIZATION. Lessee has the option to pay the obligations due hereunder by Automatic Debit to their checking account. By checking the “Accept” box below and completing the required information, Lessee hereby authorizes Lessor to initiate debit and/or credit entries to the checking account described below, for the purpose of satisfying the obligations due hereunder, inclusive of rent, sales taxes, property taxes, and any types of fees.

Accept this option (complete the information below)

Name of Financial Institution:	Citizens Bank of Rhode Island

Address of Financial Institution:	Providence, RI

Account Title:	Cybex International, Inc.

ABA/Routing Number:	011500120

Account Number:	1303352505

Decline this option

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13. LIBOR PROVISIONS. If Lessor shall determine (which determination shall, upon notice thereof to Lessee, be conclusive and binding on Lessee) that (i) the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for Lessor to maintain the Lease as a LIBOR based obligation, (ii) LIBOR cannot be determined in accordance with the definition thereof or (iii) LIBOR for any Payment Period will not adequately reflect the costs to Lessor of maintaining the Lease for such Payment Period, then, on notice thereof and demand therefor by Lessor to Lessee, the Applicable Rate shall automatically convert into the Base Rate plus the Margin until such time as Lessor shall notify Lessee that Lessor has determined that the circumstances no longer exist; provided, however, that with respect to the determination described in clause (iii), notwithstanding anything to the contrary in the foregoing, Lessor shall not give such notice to Lessee unless Lessor shall have made a similar determination with respect to its other leases and loans provided to its customers generally and shall have given or be giving similar notices to such other customers generally. In all other events, the Applicable Rate shall be LIBOR plus the Margin.

As additional Rent hereunder, Lessee agrees to reimburse Lessor for any increase in the cost to Lessor of, or any reduction in the amount of any sum receivable by Lessor in respect of maintaining the Lease based upon LIBOR (including, without limitation, any imposition or effectiveness of reserve requirements but excluding any costs resulting from reserve requirements taken into account in the definition of LIBOR) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority. Lessor shall promptly notify Lessee in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount of Rent required fully to compensate Lessor for such increased cost or reduced amount. Lessee shall pay such additional amounts of Rent directly to Lessor promptly (and, in any event, within three business days of receipt of such notice), and such notice shall, in the absence of manifest error, be conclusive and binding on Lessee.

In the event of (i) the payment or prepayment of any Rent other than on the Payment Date applicable thereto (including as a result of an Event of Default) or (ii) the failure by Lessee to purchase the Equipment on the date specified in any applicable notice, then, in any such event, Lessee shall compensate Lessor within three business days after written demand from Lessor for any loss, cost or expense attributable to such event. Such demand notice shall, in the absence of manifest error, be conclusive and binding on Lessee.

If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by Lessor or any person controlling Lessor, and Lessor determines that the rate of return on its or such controlling person’s capital as a consequence of its making or maintaining the Lease as to which this Lease Schedule is part is reduced to a level below that which Lessor or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by Lessor to Lessee, Lessee shall immediately pay directly to Lessor, as additional Rent hereunder, additional amounts sufficient to compensate Lessor or such controlling person for such reduction in rate of return. A statement of Lessor as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessee. In determining such amount, Lessor may use any method of averaging and attribution that it shall deem applicable.

This authorization shall be a continuing authorization and shall remain in full force and effect until such time as Lessor receives written notification from the undersigned (sent to Lessor in the manner and at the address as set forth in the Master Lease) that this authorization has been terminated.

[REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS.]

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The parties hereto have caused this Lease Schedule to be duly executed as of the date first written above.

LESSOR:		LESSEE:

RBS ASSET FINANCE, INC.		CYBEX INTERNATIONAL, INC.

By:	/s/ Linda Simeone	By:	/s/ Arthur W. Hicks, Jr.

Name:	Linda Simeone	Name:	Arthur W. Hicks, Jr.

Title:	Vice-President	Title:	President

ORIGINAL No.              OF

[EXECUTION PAGE OF LEASE SCHEDULE NO.001]

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